                                                                      EXHIBIT 11


                      COTTON STATES LIFE INSURANCE COMPANY
                 Statement re: Computation of Per Share Earnings
                  (Amounts in thousands, except per share data)


The following computations set forth the calculations of basic and diluted net income per common share and common share equivalents for the three-month period ended September 30, 2002 and 2001.

                                                  BASIC        DILUTED
                                                  INCOME       INCOME
                                                  PER SHARE    PER SHARE
                                                  ---------    ---------
For the three months ended September 30, 2002
   Net income                                       $2,022        2,022
                                                    ======       ======
Weighted average number of common
   shares outstanding                                6,340        6,340
Common share equivalents resulting
   from: dilutive stock options                         --           --
         restricted stock                               --          156
                                                    ------       ------
Adjusted weighted average number
   of common and common equivalent
   shares outstanding                                6,340        6,496
                                                    ======       ======

      Net income per common share                   $ 0.32         0.31
                                                    ======       ======

For the three months ended September 30, 2001
   Net income                                       $1,966        1,966
                                                    ======       ======
Weighted average number of common
   shares outstanding                                6,345        6,345

Common share equivalents resulting
   from: dilutive stock options                         --            9
         restricted stock                               --          163
                                                    ------       ------
Adjusted weighted average number
   of common and common equivalent
   shares outstanding                                6,345        6,517
                                                    ======       ======

      Net income per common share                   $ 0.31         0.30
                                                    ======       ======


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
                                                                      EXHIBIT 11



                      COTTON STATES LIFE INSURANCE COMPANY
                 Statement re Computation of Per Share Earnings
                  (Amounts in thousands, except per share data)


The following computations set forth the calculations of basic and diluted net income per common share and common share equivalents for the nine-month period ended September 30, 2002 and 2001.

                                                  BASIC        DILUTED
                                                  INCOME       INCOME
                                                  PER SHARE    PER SHARE
                                                  ---------    ---------
For the nine months ended September 30, 2002
   Net income                                       $5,247        5,247
                                                    ======       ======
Weighted average number of common
   shares outstanding                                6,338        6,338
Common share equivalents resulting
   from: dilutive stock options                         --            2
         restricted stock                               --          156
                                                    ------       ------
Adjusted weighted average number
   of common and common equivalent
   shares outstanding                                6,338        6,496
                                                    ======       ======

      Net income per common share                   $ 0.83         0.81
                                                    ======       ======

For the nine months ended September 30, 2001
   Net income                                       $4,688        4,688
                                                    ======       ======
Weighted average number of common
   shares outstanding                                6,345        6,345

Common share equivalents resulting
   from: dilutive stock options                         --           17
         restricted stock                               --          163
                                                    ------       ------
Adjusted weighted average number
   of common and common equivalent
   shares outstanding                                6,345        6,525
                                                    ======       ======

      Net income per common share                   $ 0.74         0.72
                                                    ======       ======


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